UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 23, 2011

United States Steel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
(Address of principal executive offices)	(Zip Code)

(412) 433-1121

(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01  Other Events

On November 23, 2011, United States Steel Corporation (the “Corporation”) issued a press release announcing that it has been notified of an unsolicited “mini-tender” offer by TRC Capital Corporation (“TRC”) to purchase up to three million shares, or approximately two percent, of the Corporation’s outstanding common stock.  As indicated in the press release, TRC may terminate or amend its offer if certain conditions occur, including any decrease in the market price of the Corporation’s common stock.  The Corporation does not endorse TRC’s mini-tender offer and recommends that shareholders do not tender their shares.

Item 9.01  Financial Statements and Exhibits

  (d)  Exhibits

         99.1 Press Release – “United States Steel Corporation Recommends Shareholders Reject TRC Capital Corporation Mini-Tender Offer” "

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ John J. Quaid
John J. Quaid
Vice President & Treasurer

Dated:  November 23, 2011